SECOND AMENDMENT TO THE

ETF CUSTODY AGREEMENT

THIS SECOND AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the ETF Custody Agreement dated as of October 16, 2025, as amended (the “Agreement”), is entered into by and between CORGI ETF TRUST I, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following funds:

•         Corgi Growth & Technology 10% Structured Buffer ETF – May Series

•         Corgi U.S. Equities 30% Structured Buffer ETF – May Series

•         Corgi U.S. Small-Cap 15% Structured Buffer ETF – May Series

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

1.      As of the Effective Date, Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.      Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

CORGI ETF TRUST I                                             U.S. BANK NATIONAL ASSOCIATION

By:         /s/ Emily Yuan                                                       By:      /s/ Elizabeth Scalf

Name:     Emily Yuan                                                  Name:  Elizabeth Scalf

Title:       President                                                      Title:    Authorized Signatory

Date:      4/29/2026                                                     Date:   4/29/2026

EXHIBIT A

Custody Agreement

Separate Series of Corgi ETF Trust I

Name of Series:

Founder-Led ETF
Founder-Led 2x Daily ETF
Corgi Aerospace & Commercial Aviation ETF
Corgi Aerospace & Commercial Aviation 2x Daily ETF
Corgi AGIX 2x Daily ETF
Corgi AI Cybersecurity ETF
Corgi AI Cybersecurity 2x Daily ETF
Corgi All Commodities 2x Daily ETF
Corgi All World 2x Daily ETF
Corgi Battery Energy Storage Systems ETF
Corgi Battery Energy Storage Systems 2x Daily ETF
Corgi Bay Area Based ETF
Corgi Bay Area Based 2x Daily ETF
Corgi Beauty, Skincare & Aesthetics ETF
Corgi Beauty, Skincare & Aesthetics 2x Daily ETF
Corgi Brazil 2x Daily ETF
Corgi Buy Now Pay Later ETF
Corgi Buy Now Pay Later 2x Daily ETF
Corgi China 2x Daily ETF
Corgi Chinese Internet 2x Daily ETF
Corgi Coffee & Energy Drinks ETF
Corgi Coffee & Energy Drinks 2x Daily ETF
Corgi Copper 2x Daily ETF
Corgi Crypto Infrastructure ETF
Corgi Crypto Infrastructure 2x Daily ETF
Corgi Data & Surveillance ETF
Corgi Data & Surveillance 2x Daily ETF
Corgi Digital Banking & Fintech Infrastructure ETF
Corgi Digital Banking & Fintech Infrastructure 2x Daily ETF
Corgi Drones & Urban Air Mobility ETF
Corgi Drones & Urban Air Mobility 2x Daily ETF
Corgi Emerging Markets 2x Daily ETF
Corgi Emerging Markets Equities 15% Structured Buffer ETF - May Series
Corgi Europe Equities 2x Daily ETF
Corgi Ex-U.S. Equities 2x Daily ETF
Corgi Genomics & Precision Medicine ETF
Corgi Genomics & Precision Medicine 2x Daily ETF
Corgi Gold 2x Daily ETF
Corgi Growth & Technology 15% Structured Buffer ETF - May Series
Corgi High Voltage Grid Equipment ETF
Corgi High Voltage Grid Equipment 2x Daily ETF
Corgi India 2x Daily ETF
Corgi International Developed Equities 15% Structured Buffer ETF - May Series
Corgi IP Licensing & Royalties ETF
Corgi IP Licensing & Royalties 2x Daily ETF
Corgi Lifestyle Brands ETF
Corgi Lifestyle Brands 2x Daily ETF
Corgi Lithography & Semiconductor Photonics ETF
Corgi Lithography & Semiconductor Photonics 2x Daily ETF
Corgi Longevity Consumer ETF
Corgi Longevity Consumer 2x Daily ETF
Corgi Mag 7 ETF
Corgi Mag 7 2x Daily ETF
Corgi Natural Gas 2x Daily ETF
Corgi Natural Gas Power & Turbines ETF
Corgi Natural Gas Power & Turbines 2x Daily ETF
Corgi NYC Based ETF
Corgi NYC Based 2x Daily ETF
Corgi Oil 2x Daily ETF
Corgi Palladium 2x Daily ETF
Corgi Platinum 2x Daily ETF
Corgi Ports, Rail & Freight ETF
Corgi Ports, Rail & Freight 2x Daily ETF
Corgi Quantum Computing ETF
Corgi Quantum Computing 2x Daily ETF
Corgi Robots & Humanoids ETF
Corgi Robots & Humanoids 2x Daily ETF
Corgi Shipping & Global Logistics ETF
Corgi Shipping & Global Logistics 2x Daily ETF
Corgi Silver 2x Daily ETF
Corgi South Korea 2x Daily ETF
Corgi Space & Satellite Communications ETF
Corgi Space & Satellite Communications 2x Daily ETF
Corgi Sports Betting & Gambling ETF
Corgi Sports Betting & Gambling 2x Daily ETF
Corgi Taiwan 2x Daily ETF
Corgi Total U.S. Market 2x Daily ETF
Corgi Travel & Leisure ETF
Corgi Travel & Leisure 2x Daily ETF
Corgi U.S. Biotech 2x Daily ETF
Corgi U.S. Consumer Discretionary 2x Daily ETF
Corgi U.S. Consumer Staples 2x Daily ETF
Corgi U.S. Energy 2x Daily ETF
Corgi U.S. Equities 10% Structured Buffer ETF - May Series
Corgi U.S. Equities 15% Structured Buffer ETF - May Series
Corgi U.S. Equities 100% Structured Buffer ETF - May Series
Corgi U.S. Financials 2x Daily ETF
Corgi U.S. Growth 2x Daily ETF
Corgi U.S. Healthcare 2x Daily ETF
Corgi U.S. Industrials 2x Daily ETF
Corgi U.S. Infrastructure 2x Daily ETF
Corgi U.S. Large-Cap 2x Daily ETF
Corgi U.S. Materials 2x Daily ETF
Corgi U.S. Mega-Cap Growth 2x Daily ETF
Corgi U.S. Micro-Cap 2x Daily ETF
Corgi U.S. Mid-Cap 2x Daily ETF
Corgi U.S. Real Estate 2x Daily ETF
Corgi U.S. Regional Banks 2x Daily ETF
Corgi U.S. Semiconductors 2x Daily ETF
Corgi U.S. Small-Cap 2x Daily ETF
Corgi U.S. Technology 2x Daily ETF
Corgi U.S. Utilities 2x Daily ETF
Corgi U.S. War Machine ETF
Corgi U.S. War Machine 2x Daily ETF
Corgi Uranium 2x Daily ETF
Corgi Growth & Technology 10% Structured Buffer ETF – May Series
Corgi U.S. Equities 30% Structured Buffer ETF – May Series
Corgi U.S. Small-Cap 15% Structured Buffer ETF – May Series